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                                                                     Exhibit 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                          HOMEGATE HOSPITALITY, INC.



        FIRST:  The name of the corporation is Homegate Hospitality, Inc.

        SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is twenty-five million (25,000,000), of which (A) twenty million (20,000,000) shares shall be designated as Common Stock, par value $.01 per share (the "Common Stock"), and
(B) five million (5,000,000) shares shall be designated as Preferred Stock, par value $.01 per share, (the "Preferred Stock").

        The following is a statement of the designations, preferences, limitations and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

        A.    Common Stock

        1. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

        2. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

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         3.   In the event of any voluntary or involuntary liquidation,
dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this subparagraph
(3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation.

          B.  Preferred Stock

          1. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, the shares of each series to have such voting powers, designations, preferences, rights and qualifications, limitations or restrictions, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof). Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation (or a duly authorized committee thereof) is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series and to fix the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors (or a duly authorized committee thereof) may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, preferences, rights and qualifications, limitations or restrictions may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation (or a duly authorized committee thereof) with respect to each series shall include, but shall not be limited to, the authority to determine the following:

              (a)  The designation of such class or series;

              (b) The number of shares initially constituting such class or series;

              (c) The rate or rates and the times at which dividends on the shares of such class or series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends

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     payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series;

              (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates and whether such amount shall be payable in cash, property or rights, including securities of the Corporation or another corporation;

              (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution or winding up) in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation;

              (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share;

              (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

              (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

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              (i)  Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

              (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

              (k) Any other preferences, limitations and relative rights as shall not be inconsistent with the provisions of this Article Fourth or the limitations provided by law.

     2. Except as otherwise provided herein, as required by law or in any resolution of the Board of Directors (or a duly authorized committee thereof) creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

     FIFTH: The name of the incorporator is Brian A. Bradshaw and his mailing address is c/o Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.

     SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     A.       Number of Directors

     The number of directors of the Corporation (exclusive of directors to be elected by the holders of one or more series of the Preferred Stock of the Corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum, but in no event shall be less than five nor more than thirteen. The number of directors constituting the initial board of directors is seven, and the name of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is Robert A. Faith, Anthony W. Dona, James D. Carreker, Harlan R. Crow, John Moores, Charles E. Noell and J. Ronald Terwilliger. The mailing address of each of such persons is 2001 Bryan Street, Suite 2400, Dallas, Texas 75201.

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     B.       Classes

     Subject to the rights, if any, of any series of Preferred Stock then outstanding, the directors shall be divided into three classes, designated Class I, Class II and Class III. The initial Class I directors are Messrs. Carreker and Terwilliger, the initial Class II directors are Messrs. Crow and Moores and the initial Class III directors are Messrs. Faith, Dona and Noell. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Directors shall serve for staggered terms of three years each, except that initially the Class I directors will serve until the Corporation's 1997 annual meeting of stockholders, the Class II directors will serve until the Corporation's 1998 annual meeting and the Class III directors will serve until the Corporation's 1999 annual meeting. At each annual meeting of stockholders following the first annual meeting of stockholders, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the annual meeting of stockholders for the year in which their term expires and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

     C.       Vacancies

     Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

     D.       Removal

     Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the securities of the Corporation then entitled to vote at an election of directors.

     SEVENTH: Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (1) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice of procedures set forth in this Article Seventh. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the

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Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days'
                              --------  -------
notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

     A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, or any successor statute thereto (the "Exchange Act") (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder and each other stockholder known bu such stockholder to be supporting such nominee(s) on the date of such stockholder notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

     Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article Seventh. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article Seventh and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     EIGHTH: At the annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation who complies with the procedures set forth in this Article Eighth. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date;

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provided, however, that if less than 70 days' notice or prior public disclosure
- --------  -------
of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of
(i) the day on which such notice of the date of the meeting was mailed or
(ii) the day on which such public disclosure was made.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article Eighth, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article Eighth shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

     NINTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

     TENTH: Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board of Directors or a majority of the Board of Directors or a majority of the members of the Board of Directors.

     ELEVENTH: In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than two-thirds (2/3) of all securities of the Corporation entitled to vote generally in the election of directors shall be required to adopt an agreement of merger or consolidation (other than with respect to the merger of a subsidiary of the Corporation with and into the Corporation pursuant to Section 253 of the General Corporation Law of Delaware) or to approve the sale, lease or exchange of all or substantially all of the Corporation's property and assets (other than a mortgage or pledge thereof).

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     TWELFTH: The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, (A) the Bylaws shall not be amended or repealed by the stockholders, without the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting together as a single class and (B) no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.

     THIRTEENTH: The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Certificate of Incorporation and in determining what they each believe to be in the best interests of the Corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the Corporation, the Board of Directors or any committee of the Board of Directors on the interests of (i) the employees, franchisees, associates, customers, suppliers and/or creditors of the Corporation and its subsidiaries and (ii) the communities in which the Corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances (including the possibility that the interests of the Corporation may best be served by the continued independence of the Corporation); provided, however,
                                                          --------  -------
that the provisions of this Article Thirteenth shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the Corporation or its stockholders directly; and provided further that this Article Thirteenth shall
                           -------- -------
be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

     FOURTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stock holders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding

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on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     FIFTEENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

     SIXTEENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Sixteenth is in effect. Any repeal or amendment of this Article Sixteenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Sixteenth. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys' fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may also indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, any inquiry or investigation that could lead to such an action, suit , or proceeding.

     SEVENTEENTH: The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all securities of the Corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth or this Article Seventeenth of this Certificate of Incorporation.

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

          I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of August, 1996.



                                 /s/ Brian A. Bradshaw
                                 ----------------------------------------------
                                 Brian A. Bradshaw

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